Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of Oragenics, Inc. of our report dated April 13, 2012, with respect to the 2011 and 2010 financial statements of Oragenics, Inc. We consent to the incorporation by reference in the Form S-8 Registration Statements (Nos. 333-110646, 333-150716 and 333-163083) of Oragenics, Inc. pertaining to the Oragenics, Inc. Amended and Restated 2002 Stock Incentive Plan.

/s/ Mayer Hoffman McCann P.C.

Certified Public Accountants

Clearwater, Florida

April 13, 2012